UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2023 (April 19, 2023)

HCA HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11239	27-3865930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Park Plaza, Nashville, Tennessee	37203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 344-9551

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	HCA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of HCA Healthcare, Inc. (the “Company”) previously approved, subject to stockholder approval, the HCA Healthcare, Inc. 2023 Employee Stock Purchase Plan (the “2023 Employee Stock Purchase Plan”). According to the results from the Company’s Annual Meeting of Stockholders held on April 19, 2023 (as noted in Item 5.07 below), the Company’s stockholders approved the 2023 Employee Stock Purchase Plan. A detailed summary of the material terms of the 2023 Employee Stock Purchase Plan appears on pages 40 – 43 of the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on March 10, 2023 (the “Proxy Statement”), and is incorporated herein by reference. That summary and the foregoing description of the 2023 Employee Stock Purchase Plan do not purport to be complete and are qualified in their entirety by reference to the full text of the 2023 Employee Stock Purchase Plan, a copy of which is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders (the “Annual Meeting”) on April 19, 2023 in a virtual meeting format only, via webcast. At the Annual Meeting, a total of 258,296,768 shares of the Company’s common stock, out of a total of 277,254,591 shares of common stock outstanding and entitled to vote as of the record date for the Annual Meeting, were represented in person or by proxy. Voting results from the Annual Meeting were as follows:

1. The following ten director nominees were elected to the Company’s Board of Directors for a one-year term, or until such director’s respective successor is duly elected and qualified or until such director’s earlier death, resignation or removal, as follows:

	For	Against	Abstentions	Broker Non-Votes
Thomas F. Frist III	236,384,150	5,368,755	52,692	16,491,171
Samuel N. Hazen	240,497,358	1,251,973	56,266	16,491,171
Meg G. Crofton	240,339,619	1,407,995	57,983	16,491,171
Robert J. Dennis	234,067,901	7,671,226	66,470	16,491,171
Nancy-Ann DeParle	238,498,682	3,249,759	57,156	16,491,171
William R. Frist	239,578,134	2,170,833	56,630	16,491,171
Hugh F. Johnston	237,527,316	4,211,331	66,950	16,491,171
Michael W. Michelson	239,631,253	2,109,882	64,462	16,491,171
Wayne J. Riley, M.D.	236,418,547	5,324,531	62,519	16,491,171
Andrea B. Smith	240,803,243	945,476	56,878	16,491,171

2. The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023 was ratified as follows:

For	Against	Abstentions	Broker Non-Votes
240,655,160	17,590,706	50,902	0

3. The HCA Healthcare, Inc. 2023 Employee Stock Purchase Plan was approved as follows:

For	Against	Abstentions	Broker Non-Votes
238,190,613	3,161,931	453,053	16,491,171

4. The adoption of a non-binding advisory resolution on the Company’s named executive officer compensation as described in the Company’s 2023 proxy statement was approved as follows:

For	Against	Abstentions	Broker Non-Votes
230,579,766	10,927,402	298,429	16,491,171

5. The stockholder proposal regarding political spending disclosure as described in the Company’s 2023 proxy statement was not approved as follows:

For	Against	Abstentions	Broker Non-Votes
56,754,193	184,337,030	714,374	16,491,171

6. The stockholder proposal regarding an amendment to the Patient Safety and Quality of Care Committee charter as described in the Company’s 2023 proxy statement was not approved as follows:

For	Against	Abstentions	Broker Non-Votes
45,502,303	194,874,882	1,428,412	16,491,171

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	HCA Healthcare, Inc. 2023 Employee Stock Purchase Plan.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCA HEALTHCARE, INC.

By:	/s/ John M. Franck II
John M. Franck II
Vice President – Legal and Corporate Secretary

Date: April 21, 2023